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                                                                    Exhibit 3.2









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                                       BYLAWS
                                         OF
                          PRECEPT BUSINESS SERVICES, INC.


                                 As Amended Through
                                  February 2, 1998
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                                  TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
SHAREHOLDERS' MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.   TIME AND PLACE OF MEETINGS . . . . . . . . . . . . . . . . . . . . .1
     2.   ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     3.   SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . .1
     4.   NOTICE OF MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .1
     5.   INSPECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     6.   QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     7.   VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     8.   ORDER OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . .2

DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     9.   FUNCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     10.  NUMBER,  ELECTION AND TERM . . . . . . . . . . . . . . . . . . . . .4
     11.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS. . . . . . . . . . . . . .4
     12.  REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     13.  NOMINATIONS OF DIRECTORS; ELECTION . . . . . . . . . . . . . . . . .4
     14.  RESIGNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     15.  REGULAR MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . .5
     16.  SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . .6
     17.  QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     18.  PARTICIPATION IN MEETING BY TELEPHONE CONFERENCE . . . . . . . . . .6
     19.  COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     20.  COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     21.  RULES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     22.  GENERALLY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     23.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     24.  GENERALLY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     25.  COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     26.  SUCCESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     27.  AUTHORITY; DUTIES. . . . . . . . . . . . . . . . . . . . . . . . . .8

STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     28.  CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     29.  CLASSES OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . .8
     30.  TRANSFERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     31.  LOST, STOLEN OR DESTROYED CERTIFICATES . . . . . . . . . . . . . . .9
     32.  RECORD DATES . . . . . . . . . . . . . . . . . . . . . . . . . . . .9


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                                                                           PAGE
                                                                           ----


INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     33.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . .9

GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     34.  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     35.  SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     36.  RELIANCE UPON BOOKS, REPORTS AND RECORDS . . . . . . . . . . . . . 10
     37.  DISTRIBUTIONS; SHARE DIVIDENDS . . . . . . . . . . . . . . . . . . 10
     38.  RESERVES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     39.  CHECKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     40.  TIME PERIODS . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     41.  PRINCIPAL OFFICE . . . . . . . . . . . . . . . . . . . . . . . . . 10
     42.  OTHER OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     43.  AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     44.  CERTAIN DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . 11


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                                SHAREHOLDERS' MEETINGS

     1. TIME AND PLACE OF MEETINGS. All meetings of the shareholders for the election of directors or for any other purpose will be held at such time and place, within or without the State of Texas, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, the President, or the Secretary, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

     2. ANNUAL MEETING. An annual meeting of the shareholders be held at such date and time as may be designated from time to time by the Board of Directors, at which meeting the shareholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may property be brought before the meeting in accordance with Bylaw 8.

     3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board of Directors or the President, and will be called by the President or Secretary at the request in writing of a majority of the directors in office or the holder or holders of at least fifty percent (50%) of all shares entitled to vote at the meeting. Any such request by the directors or shareholders must be sent to the Chairman of the Board of Directors and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

     4. NOTICE OF MEETINGS. Written or printed notice of every meeting of the shareholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than 10 calendar days (20 calendar days in the case of a meeting to approve a plan of merger or consolidation) nor more than 60 calendar days before the date of meeting, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting, except as otherwise provided herein or by statute, in accordance with Bylaw 22. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting in accordance with Bylaw 32, written notice of the place, date and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

     5. INSPECTORS. The Board of Directors may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the shareholders, or any adjournment thereof, in advance of such meeting. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

     6. QUORUM. Except as otherwise provided by statute or in a Preferred Stock Designation, the holders of shares issued and outstanding and entitled to vote thereat representing a majority of the votes entitled to be cast thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the shareholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person

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or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present or represented.

     7. VOTING. Except as otherwise provided by statute, by the articles of incorporation of the Corporation, as amended (the "Articles of Incorporation"), or in a Preferred Stock Designation, each shareholder will be entitled at every meeting of the shareholders to one vote for each share of stock having voting power standing in the name of such shareholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by the Articles of Incorporation or these Bylaws or unless the Chairman of the Board of Directors or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of shares representing a majority of the votes present, in person or represented by proxy at the meeting and entitled to be voted on the subject matter and which has actually been voted will be the act of the shareholders, except in the election of directors or as otherwise provided in these Bylaws, the Articles of Incorporation, a Preferred Stock Designation or by statute, in which case the express provision will control.

     (b) Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders may be taken without meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all of the shares entitled to vote with respect to the action that is the subject of the consent.

     8. ORDER OF BUSINESS. (a) The Chairman of the Board of Directors, or such other officer of the Corporation designated by a majority of the total number of directors that the Corporation would have if there were no vacancies (the "Whole Board of Directors"), will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

     (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Bylaw 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with subsection (c) of this Bylaw 8.

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     (c)   In order to properly submit any business to an annual meeting of shareholders, a shareholder must give timely notice in writing to the secretary of the Company. To be considered timely, a shareholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Company (a) not less than 120 days nor more than 150 days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of shareholders or (b) if no annual meeting has been called after the expiration of more than 30 days from the date for such meeting contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the board of directors, prior to the date of the applicable annual meeting.

     The secretary of the Company will deliver any shareholder proposals and nominations received in a timely manner for review by the board of directors or a committee designated by the board of directors.

     A shareholder's notice to submit business to an annual meeting of shareholders will set forth (i) the name and address of the shareholder, (ii) the class and number of shares of stock beneficially owned by such shareholder,
(iii) the name in which such shares are registered on the stock transfer books of the Company, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the shareholder in the business to be submitted, and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the shareholder making such proposal will promptly provide any other information reasonably requested by the Company.

     Notwithstanding the foregoing provisions of this Bylaw 8(c), a shareholder who seeks to have any proposal included in the Company's proxy statement will comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

     (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board of Directors or a majority of the Whole Board of Directors in accordance with Bylaw 4, or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board of Directors.

     (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Bylaw 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                      DIRECTORS

     9. FUNCTION. The business and affairs of the Corporation will be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or the Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors will keep regular minutes of its meetings, and will place the same in the minute book of the Corporation.

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     10.  NUMBER, ELECTION AND TERM. (a) Subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the authorized number of directors (which number shall in no event be less than three nor more than fifteen) shall be determined from time to time only by a vote of a majority of the Whole Board
of Directors.   However, no decrease in the number of directors will have the effect of shortening the term of an incumbent director.

     (b) The Directors will be divided into three classes designated as Class I, Class II, and Class III, each class to be as nearly equal in number as possible. Each Class of directors will stand for election at the 1998 annual shareholders' meeting for the following initial terms: Class I directors will be elected for a three-year term; Class II directors will be elected for a two-year term; and Class III directors will be elected for a one-year term. At each following annual shareholders' meeting, commencing with the 1999 annual shareholders' meeting, each of the successors to the directors of the Class whose term will expire at such annual meeting will be elected for a term running until the third annual meeting. Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman of the Board of Directors, the President, or the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the shareholders at which Directors are to be elected.

     (c) Each director will hold office until his successor is elected and qualified. However, notwithstanding anything contained in the Articles of Incorporation or the Bylaws to the contrary, the term of any director who is also an officer of the Corporation will terminate automatically, without any further action on the part of the Board of Directors or such director, upon the termination for any reason of such director in his or her capacity as an officer of the Corporation. Notwithstanding anything contained in the Articles of Incorporation or these Bylaws to the contrary, the affirmative vote of at least 80% of the directors then in office will be required to amend, repeal or adopt any provision inconsistent with this Bylaw 10.

     11. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any vacancy occurring in the Board of Directors (by death, resignation, removal with or without cause or otherwise) may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen will hold office for the unexpired term of his predecessor in office. If there are no directors in office, then an election of directors may be held at an annual or special meeting of shareholders called for that purpose. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any directorship to be filled by reason of an increase in the number of directors will be filled by the Board of Directors, for a term of office continuing until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more two such directorships during the period between any two successive annual meetings of shareholders.

     12. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, at any annual meeting or any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed from office with or without cause by the affirmative vote of the holder or holders of at least 80% of the shares then entitled to vote at an election of directors, voting together as a single class.

     13. NOMINATIONS OF DIRECTORS; ELECTION. (a) Directors will be elected at the annual meeting of the shareholders, except as provided in Bylaw 11, and need not be residents of the State of Texas or

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shareholders of the Corporation. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of shareholders as directors of the Corporation.

     (b) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Bylaw 13, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Bylaw 13. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

     (c) Nominations by shareholders will be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice will be delivered to or mailed and received at the principal executive offices of the Company (a) with respect to an election to be held at the annual meeting of the shareholders of the Company, not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Company, and (b) with respect to an election to be held at the special meeting of shareholders of the Company for the election of directors not later than the close of business on the tenth day following the date on which notice of the date of the special meeting was mailed to shareholders of the Company or public disclosure of the date of the special meeting was made, whichever first occurs.

     Such shareholder's notice to the Secretary will set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of voting stock of the Company which are beneficially owned by such shareholder.
At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director will furnish to the Secretary of the Company that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Bylaw 13(c) and will thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     The presiding officer of the meeting of shareholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he will so declare to the meeting and the defective nomination will be disregarded.

     Notwithstanding the foregoing provisions of this Bylaw 13(c), a shareholder will also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 13(c).

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     14.  RESIGNATION.  Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

     15. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Texas as may from time to time be determined by the Board of Directors. Notice of regular meetings of the Board of Directors need not be given.

     16. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on one day's notice to each director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar mum of communication, and be called by the Chairman of the Board of Directors or the President in like manner and on like notice on the written request of two or more directors. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Texas as is determined by the Board of Directors or specified in the notice of any such meeting.

     17. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Articles of Incorporation to be taken by a majority of the Whole Board of Directors, the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

     18. PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE. Members of the Board of Directors or any committee designated by the Board of Directors may participate in and hold a meeting of the Board of Directors or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting except where a person participates in a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     19. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the Whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any committee. In absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors , shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the articles of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences

                                       6
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or rights of such shares relating to dividends, redemption, dissolution and distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation) adopting an agreement providing for a merger or consolidation under Articles 5.01 and 5.02 of the Texas Business Corporation Act, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation, or amending the bylaws of the Corporation; and unless the Board of Directors by resolution expressly so provides, no such committee shall have the power and authority to declare a dividend, to authorize the issuance of stock, or to adopt articles of merger pursuant to Article 5.04 of the Texas Business Corporation Act.

     20. COMPENSATION. The Board of Directors may establish the compensation for, and reimbursement of the expenses of, directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of Board of Directors, and for other services by directors of the Corporation or any of its majority-owned subsidiaries.

     21. COMMITTEE RULES; QUORUM. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee constitute a quorum for the transaction of business, and the act of a majority of the members such committee present at which a quorum is present shall be the act of such committee.




                                       NOTICES

     22. GENERALLY. Except as otherwise provided by statute, these Bylaws or the Articles of Incorporation, whenever by statute or under the provisions of the Articles of Incorporation or these Bylaws notice is required to be delivered to any director or shareholder, it will not be construed to require personal notice, but such notice may be delivered in writing, by mail (in case of overseas, by airmail). If mailed, such notice will be deemed to be delivered when deposited in the United States mail addressed to the director or shareholder at his or its address as it appears on the records of the Corporation, with postage thereon prepaid. Notice to directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by the Bylaws.

     23. WAIVER. Whenever by statute or under the provisions of the Articles of Incorporation or these Bylaws any notice is required to be delivered a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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                                       OFFICERS

     24. GENERALLY. The officers of the Corporation will be elected by the Board of Directors and will consist of a Chairman of the Board of Directors (who, if the Board of Directors so specifies, may but will not be required to be also the Chief Executive Officer), a President (who may also be the Chief
Executive Officer), a Secretary and a Treasurer.   The Board of Directors may
also choose any or all of the following: one or more Assistants to the Chairman of the Board of Directors, one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority), and such other officers as the Board of Directors may from time to time determine. Notwithstanding the foregoing, by specific action the Board of Directors may authorize the Chairman of the Board of Directors or the President to appoint any person to any office other than Chairman, President, Secretary or Treasurer.
Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer's powers or duties to any other officer or to any director. In addition Board of Directors may appoint one or more Vice Chairmen of the Board of Directors, who shall not be officers of the Corporation solely by reason of their holding such position, and who shall otherwise have such authority and duties as the Board of Directors may from time to time determine.

     25. COMPENSATION. The compensation of all officers and agents of the Corporation who are also directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

     26. SUCCESSION. The officers of the Corporation will hold office until their successors are elected and qualified. Any officer may be removed at any time by the Chairman of the Board of Directors or the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the Chairman of the Board of Directors as provided in Bylaw 24.

     27. AUTHORITY; DUTIES. The officers of the Corporation will have such authority and will perform all duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors.


                                        STOCK

     28. CERTIFICATES. Certificates representing shares of stock of the Corporation will be in such form as may from time to time be determined by the Board of Directors, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any property designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile

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

signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

     29. CLASSES OF STOCK. The designations, preferences and relative participating, optional or other special rights of the various of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its shares of stock or, in lieu thereof, such certificates will set forth the office of the Corporation from the holders of certificates may obtain a copy of such information.

     30. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     31. LOST, STOLEN OR DESTROYED CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

     32.  RECORD DATES.   (a) In order that the Corporation may determine the
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which will not be more than 60 nor less 10 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders will be at the close of business on the day on which notice of the meeting is mailed, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose will be at the close of business on the calendar day on which the Board of Directors adopts the resolution relating thereto.

     (c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable statute.

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

                                   INDEMNIFICATION

     33. INDEMNIFICATION. Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person) will be indemnified by the Corporation to the fullest extent permitted or authorized by the Texas Business Corporation Act. The Corporation may, but will not be obligated to, enter into agreements, trusts and other arrangements, or may maintain insurance at its expense for its benefit, in respect of such indemnification and for the benefit of any such person whether or not the Corporation would otherwise have the power to indemnify such person.


                                       GENERAL

     34. FISCAL YEAR. The fiscal year of the Corporation will end on June 30 of each year or such other date as may from time to time be fixed by the Board of Directors.

     35. SEAL. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     36. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director each member of a committee designated by the Board of Directors and each officer of Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors or by any other person or entity as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable are by or on behalf of the Corporation.

     37. DISTRIBUTIONS; SHARE DIVIDENDS. Subject to statute and any provision of the Articles of Incorporation, distributions (in the form of cash or property) or share dividends may be declared by the Board of Directors at any regular or special meeting.

     38. RESERVES. By resolution, the Board of Directors may create such reserve or reserves out of the surplus of the Corporation, may designate or allocate any part or all of the surplus, as the directors from time to time, in their absolute discretion, determine to be proper as a reserve or reserves to meeting contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors will determine to be beneficial to the interest of the Corporation. The Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.

     39. CHECKS. All checks, demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     40. TIME PERIODS. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a

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

specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the fact will be excluded, and the day of the event will be included.

     41. PRINCIPAL OFFICE. The principal office of the Corporation will be located in the City of Dallas, County of Dallas, State of Texas.

     42. OTHER OFFICES. The Corporation may also have offices at such other places, within or without the State of Texas, as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

     43. AMENDMENTS. Except as otherwise provided by statute or by the Articles of Incorporation or these Bylaws, these bylaws or any of them may be amended in any respect or repealed at any time either (i) at any meeting of shareholder provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board of Directors, provided that no amendment adopted by the Board of Directors may vary or conflict with any amendment adopted by the shareholders.

     44. CERTAIN DEFINED TERMS. used herein with initial capital letters that are not otherwise defined are used herein as defined in the Articles of Incorporation.

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